UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 12, 2017

Ciner Resources LP
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36062	46-2613366
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

Five Concourse Parkway
Suite 2500
Atlanta, Georgia	30328
(Address of principal executive office)	(Zip Code)

(770) 375-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On January 12, 2017, Ciner Resources LP (the “Partnership”) issued a press release announcing the declaration of its fourth quarter 2016 distribution. A copy of the Partnership’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with Treasury Regulation 1.1446-4(d), a qualified notice was issued to the New York Stock Exchange indicating that this distribution represents income effectively connected with a U.S. business (ECI) and that all nominees are responsible for withholding 35% of the fiscal 2016 fourth quarter distribution to foreign investors (nonresident aliens, foreign corporations, foreign trusts and foreign estates) as required under Section 1446 of the Internal Revenue Code.

In accordance with General Instruction B.2 to Form 8-K, the information provided under this Item 7.01 and the information attached to this Form 8-K as Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Partnership that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Partnership or any of its affiliates.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release of Ciner Resources LP, dated January 12, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINER RESOURCES LP

By:	Ciner Resource Partners LLC,
its General Partner

By:	/s/ Nicole C. Daniel
Nicole C. Daniel
Vice President, General Counsel and Secretary

Date: January 12, 2017

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Ciner Resources LP, dated January 12, 2017